UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2026

T1 Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41903	93-3205861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 E 4th St.

Austin, Texas 78702

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 409-599-5706

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TE	The New York Stock Exchange
Warrants, each whole warrant exercisable for one Common Stock at an exercise price for $11.50 per share	TE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chief Development Officer

On April 22, 2026, Einar Kilde submitted his formal resignation and retirement as Chief Development Officer of T1 Energy Inc. (“T1” or the “Company”), effective April 22, 2026 (the “Effective Date”).

In connection with Mr. Kilde’s departure, T1 Energy Norway AS (formerly known as FREYR Battery Norway AS) (a wholly-owned subsidiary of the Company) and Mr. Kilde entered into a Separation Agreement on April 22, 2026 (the “Separation Agreement”), pursuant to which Mr. Kilde will be entitled to receive a severance payment of NOK 5.5 million to be paid in twelve equal installments following the Effective Date. Options and restricted stock units that Mr. Kilde has received to date under the Company’s 2021 Equity Incentive Plan (as may be amended and/or amended and restated from time to time) (the “Plan”) shall remain outstanding and eligible to vest in accordance with the terms and conditions of the Plan and the applicable award agreements under which they were granted; the terms of Mr. Kilde’s options have also been extended such that they may be exercised beyond the default period of three months post-employment under the Plan. Additionally, Mr. Kilde is expected to receive a bonus with respect to the Company’s bonus scheme for 2025, in an amount, which is expected to be payable in cash, to be determined and finalized by the Company in its discretion and communicated to him as soon as practicable following the execution of the Separation Agreement.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is attached to this Current Report as Exhibit 10.1 and incorporated herein by reference.

New Terms of Employment of Chief Accounting Officer and Corporate Controller

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2026 (the “CAO Appointment 8-K”), Tom Mahrer was appointed as the Company’s Chief Accounting Officer and Corporate Controller. The Company stated in the CAO Appointment 8-K that it was still finalizing the terms of Mr. Mahrer’s employment and that such arrangements would be separately announced when finalized. On April 27, 2026, the Company and Mr. Mahrer entered into an offer letter (the “Mahrer Offer Letter”) setting forth the terms of Mr. Mahrer’s employment.

Under the terms of Mahrer Offer Letter, Mr. Mahrer will be eligible to receive an annual base salary, participate in the group bonus scheme with an annual cash bonus and receive equity awards in accordance with the Company’s 2021 Equity Incentive Plan (amended and restated as of April 22, 2024). Mr. Mahrer will also receive certain customary benefits, including paid vacation and health benefits.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Separation and Release Agreement between FREYR Battery Norway AS and Einar Kilde, dated April 22, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

T1 Energy Inc.

By:	/s/ Evan Calio
	Name:	Evan Calio
	Title:	Chief Financial Officer

Dated: April 27, 2026

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